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          KPMG Audit Plc
          1 The Embankment         Tel +44 (0) 113 231 3000
          Neville Street           Fax +44 (0) 113 231 3200
          Leeds                    DX 72440 Leeds 55
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          United Kingdom

The Directors
Permanent Financing (No. 2) PLC                         Your ref
Blackwell House
Guildhall Yard                                          Our ref  jle/jdd/clr/263
London
EC2V 5AE                                                Contact  Claire Randall
                                                                 0113 231 3091

The Directors
Permanent Funding (No. 1) Limited
Blackwell House
Guildhall Yard
London
EC2V 5AE

The Directors
Permanent Mortgages Trustee Limited
47 Esplannade
St Hellier
Jersey
JE1 0BD

5 February 2003

Dear Sirs

Independent Accountants' Consent

We consent to the use in the Registration Statement of Permanent Financing (No.
2) PLC, Permanent Funding (No. 1) Limited and Permanent Mortgages Trustee Limited on Form S-11, filed on 5 February 2003 of our report with respect to the balance sheet of Permanent Financing (No. 2) PLC as of 4 February 2003, and our report with respect to the balance sheet of Permanent Funding (No. 1) Limited as of 13 June 2002, appearing in the Prospectus which is part of the Registration Statement, and to the reference to our firm under the heading "Experts" in the Prospectus.

Yours faithfully

/s/ KPMG Audit Plc

KPMG Audit Plc